IRON MOUNTAIN®

FOR IMMEDIATE RELEASE

Iron Mountain Reports Fourth Quarter and Full Year 2025 Results

• Delivers record quarterly and full year results across all key performance metrics

• Achieves quarterly and full year revenue of $1.8 billion and $6.9 billion, reflecting year over year growth of 16.6% and 12.2%, respectively

• Organic revenue growth of 14% year over year in the fourth quarter and 10% for the full year

• Growth businesses of data center, digital, and asset lifecycle management (ALM) collectively grew more than 40% year over year in the fourth quarter and more than 30% for the full year

• Q4 2025 and Full Year 2025 Net Income of $93 million and $152 million, respectively

• Delivers quarterly and full year Adjusted EBITDA of $705 million and $2.6 billion, respectively

• Generates quarterly and full year AFFO of $430 million, or $1.44 per share and $1.5 billion, or $5.17 per share, respectively

• Issues strong 2026 guidance with Revenue growth of 10% to 13% and Adjusted EBITDA growth of 12% to 14%, respectively

PORTSMOUTH, N.H. – February 12, 2026 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the fourth quarter and full year 2025.

"We are pleased to report another record performance in the fourth quarter above our expectations, concluding our fifth consecutive year of all-time highs for Revenue, Adjusted EBITDA, and AFFO. Our team's steadfast commitment to delivering innovative solutions for our customers as part of our growth strategy continues to drive exceptional performance across each of our business segments," said William L. Meaney, President and CEO of Iron Mountain. "Our outlook for continued double digit revenue and profit growth in 2026 remains equally promising, as our growth businesses represent an increasingly larger portion of our revenue and our highly recurring physical records storage business sustains its solid growth trajectory. With strong data center leasing in the fourth quarter, we enter 2026 with momentum underwritten by the 400 megawatts of capacity being energized over the next 24 months. Across all our business areas we are off to a strong start to the year and expect to deliver another year of record performance."

Financial Performance Highlights for the Fourth Quarter and Full Year 2025

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Full Year		Y/Y % Change	
	12/31/25	12/31/24	Reported $	Constant Fx	12/31/25	12/31/24	Reported $	Constant Fx
Storage Rental Revenue	$1,061	$942	13%	11%	$4,053	$3,682	10%	10%
Service Revenue	$782	$639	22%	21%	$2,849	$2,468	15%	15%
Total Revenues	**$1,843**	**$1,581**	**17%**	**15%**	**$6,902**	**$6,150**	**12%**	**12%**
Net Income (Loss)	$93	$106	(12)%		$152	$184	(17)%	
Reported EPS	$0.30	$0.35	(14)%		$0.49	$0.61	(20)%	
Adjusted EPS	$0.61	$0.50	22%		$2.12	$1.77	20%	
Adjusted EBITDA	$705	$605	17%	15%	$2,574	$2,236	15%	15%
Adjusted EBITDA Margin	*38.3%*	*38.3%*	*0 bps*		*37.3%*	*36.4%*	*90 bps*	
AFFO	$430	$368	17%		$1,541	$1,345	15%	
AFFO per share	$1.44	$1.24	16%		$5.17	$4.54	14%	

1

- Total reported revenues for the fourth quarter were $1.8 billion, compared with $1.6 billion in the fourth quarter of 2024, an increase of 16.6%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 14.9% compared to the prior year, driven by an 11.1% increase in storage rental revenue and a 20.7% increase in service revenue. For the full year, total reported revenues increased 12.2%, or 11.9% excluding the impact of Fx.
- Net Income (Loss) for the fourth quarter was $93.1 million, compared with $105.7 million in the fourth quarter of 2024. For the full year, Net Income was $152.3 million, compared with $183.7 million in 2024.
- Adjusted EBITDA for the fourth quarter was $705.3 million, compared with $605.1 million in the fourth quarter of 2024, an increase of 16.6%. On a constant currency basis, Adjusted EBITDA increased by 15.1% in the fourth quarter, compared to the fourth quarter of 2024, driven by increased revenue and Adjusted EBITDA in our Global RIM, Data Center and ALM businesses and improved operating leverage coming from our continued improvement activities. For the full year, Adjusted EBITDA increased 15.1%, or 14.8% excluding the impact of Fx.
- FFO (Normalized) per share was $1.01 for the fourth quarter, compared with $0.85 in the fourth quarter of 2024, an increase of 18.8%. For the full year, FFO (Normalized) per share was $3.63, compared with $3.15 in 2024, or an increase of 15.2%.
- AFFO was $429.7 million for the fourth quarter, compared with $368.0 million in the fourth quarter of 2024, an increase of 16.8% driven by improved Adjusted EBITDA. For the full year, AFFO was $1.54 billion compared with $1.34 billion, or an increase of 14.6%.
- AFFO per share was $1.44 for the fourth quarter, compared with $1.24 in the fourth quarter of 2024, an increase of 16.1%. For the full year, AFFO per share was $5.17, compared to $4.54 in 2024, or an increase of 13.9%.

Dividend

On February 12, 2026, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.864 per share of common stock for the first quarter. The first quarter 2026 dividend is payable on April 3, 2026, to shareholders of record at the close of business on March 16, 2026.

Guidance

Iron Mountain issued full year 2026 guidance; details are summarized in the table below.

2026 Guidance(1)				
($ in millions, except per share data)	Full Year 2026	Approximate Y/Y % Change at Midpoint	First Quarter 2026	Approximate Y/Y % Change
Total Revenue	$7,625 - $7,775	~12%	~$1,855	~16%
Adjusted EBITDA	$2,875 - $2,925	~13%	~$685	~18%
AFFO	$1,705 - $1,735	~12%	~$415	~19%
AFFO Per Share	$5.69 - $5.79	~11%	~$1.39	~19%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

2

Q4 2025 Earnings Conference Call and Related Materials The conference call / webcast details, earnings presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) is trusted by more than 240,000 customers in 61 countries, including approximately 95% of the Fortune 1000, to help unlock value and intelligence from their assets through services that transcend the physical and digital worlds. Our broad range of solutions address their information management, digital transformation, information security, data center and asset lifecycle management needs. Our longstanding commitment to safety, security, sustainability and innovation in support of our customers underpins everything we do. To learn more about Iron Mountain, please visit www.IronMountain.com. Investor Relations Contacts: Mark Rupe Erika Crabtree SVP, Investor Relations Manager, Investor Relations Mark.Rupe@ironmountain.com Erika.Crabtree@ironmountain.com (215) 402-7013 (617) 535-2845 Media Contact: media@ironmountain.com 3

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “commit”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co- investment vehicles), incorporate alternative technologies (including artificial intelligence) into our business, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space or services activity; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards, and regulatory and contractual requirements under government contracts; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) fluctuations in commodity prices; (xv) competition for customers; (xvi) our ability to attract, develop and retain key personnel; (xvii) deficiencies in our disclosure controls and procedures or internal control over financial reporting; (xviii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xix) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), (5) AFFO and (6) AFFO per share. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. 4

Consolidated Balance Sheets (Audited; dollars in thousands) 12/31/2025 12/31/2024 ASSETS Current Assets: Cash and Cash Equivalents $158,535 $155,716 Accounts Receivable, Net 1,443,669 1,291,379 Prepaid Expenses and Other 332,779 244,127 Total Current Assets $1,934,983 $1,691,222 Property, Plant and Equipment: Property, Plant and Equipment $14,457,335 $11,985,997 Less: Accumulated Depreciation (4,911,010) (4,354,398) Property, Plant and Equipment, Net $9,546,325 $7,631,599 Other Assets, Net: Goodwill $5,285,801 $5,083,817 Customer and Supplier Relationships and Other Intangible Assets 1,269,607 1,274,731 Operating Lease Right-of-Use Assets 2,465,196 2,489,893 Other 623,107 545,853 Total Other Assets, Net $9,643,711 $9,394,294 Total Assets $21,125,019 $18,717,115 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $216,074 $715,109 Accounts Payable 710,662 678,716 Accrued Expenses and Other Current Liabilities 1,290,669 1,366,568 Deferred Revenue 402,091 326,882 Total Current Liabilities $2,619,496 $3,087,275 Long-term Debt, Net of Current Portion 16,215,885 13,003,977 Long-term Operating Lease Liabilities, Net of Current Portion 2,300,448 2,334,826 Other Long-term Liabilities 450,083 312,199 Deferred Income Taxes 184,015 205,341 Total Long-term Liabilities $19,150,431 $15,856,343 Redeemable Noncontrolling Interests 64,423 78,171 (Deficit) Equity Total (Deficit) Equity $(709,331) $(304,674) Total Liabilities and (Deficit) Equity $21,125,019 $18,717,115 5

Quarterly Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Q4 2025	Q3 2025	Q/Q % Change	Q4 2024	Y/Y % Change
Revenues:					
Storage Rental	$1,061,248	$1,032,897	2.7 %	$941,970	12.7 %
Service	781,919	721,196	8.4 %	639,309	22.3 %
Total Revenues	**$1,843,167**	**$1,754,093**	**5.1 %**	**$1,581,279**	**16.6 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$822,500	$791,939	3.9 %	$688,933	19.4 %
Selling, General and Administrative	338,461	335,248	1.0 %	333,307	1.5 %
Depreciation and Amortization	277,512	262,203	5.8 %	234,609	18.3 %
Acquisition and Integration Costs	3,505	5,402	(35.1)%	7,269	(51.8)%
Restructuring and Other Transformation	43,480	47,346	(8.2)%	36,797	18.2 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	16,666	3,366	n/a	(2,074)	n/a
Total Operating Expenses	**$1,502,124**	**$1,445,504**	**3.9 %**	**$1,298,841**	**15.7 %**
Operating Income (Loss)	**$341,043**	**$308,589**	**10.5 %**	**$282,438**	**20.7 %**
Interest Expense, Net	219,794	209,740	4.8 %	194,452	13.0 %
Other Expense (Income), Net	16,920	(3,986)	n/a	(36,243)	(146.7)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$104,329**	**$102,835**	**1.5 %**	**$124,229**	**(16.0)%**
Provision (Benefit) for Income Taxes	11,209	16,594	(32.5)%	18,544	(39.6)%
Net Income (Loss)	**$93,120**	**$86,241**	**8.0 %**	**$105,685**	**(11.9)%**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	3,850	1,951	97.3 %	1,753	119.6 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$89,270**	**$84,290**	**5.9 %**	**$103,932**	**(14.1)%**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.30	$0.28	7.1 %	$0.35	(14.3)%
Diluted	$0.30	$0.28	7.1 %	$0.35	(14.3)%
Weighted Average Common Shares Outstanding - Basic	295,969	295,771	0.1 %	293,771	0.7 %
Weighted Average Common Shares Outstanding - Diluted	298,380	297,981	0.1 %	297,201	0.4 %

6

Full Year Consolidated Statements of Operations (Audited; dollars in thousands, except per-share data) Full Year 2025 Full Year 2024 % Change Revenues: Storage Rental $4,052,510 $3,682,259 10.1 % Service 2,849,227 2,467,650 15.5 % Total Revenues $6,901,737 $6,149,909 12.2 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $3,079,480 $2,696,549 14.2 % Selling, General and Administrative 1,393,902 1,339,539 4.1 % Depreciation and Amortization 1,024,435 900,905 13.7 % Acquisition and Integration Costs 19,545 35,842 (45.5) % Restructuring and Other Transformation 195,912 161,359 21.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net 24,641 6,196 n/a Total Operating Expenses $5,737,915 $5,140,390 11.6 % Operating Income (Loss) $1,163,822 $1,009,519 15.3 % Interest Expense, Net 829,335 721,559 14.9 % Other Expense (Income), Net 123,299 43,422 184.0 % Net Income (Loss) Before Provision (Benefit) for Income Taxes $211,188 $244,538 (13.6) % Provision (Benefit) for Income Taxes 58,934 60,872 (3.2) % Net Income (Loss) $152,254 $183,666 (17.1) % Less: Net Income (Loss) Attributable to Noncontrolling Interests 7,663 3,510 118.3 % Net Income (Loss) Attributable to Iron Mountain Incorporated $144,591 $180,156 (19.7) % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.49 $0.61 (19.7) % Diluted $0.49 $0.61 (19.7) % Weighted Average Common Shares Outstanding - Basic 295,403 293,365 0.7 % Weighted Average Common Shares Outstanding - Diluted 297,816 296,234 0.5% 7

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Dollars in thousands)

	Q4 2025	Q3 2025	Q/Q % Change	Q4 2024	Y/Y % Change
Net Income (Loss)	**$93,120**	**$86,241**	**8.0 %**	**$105,685**	**(11.9)%**
Add / (Deduct):					
Interest Expense, Net	219,794	209,740	4.8 %	194,452	13.0 %
Provision (Benefit) for Income Taxes	11,209	16,594	(32.5)%	18,544	(39.6)%
Depreciation and Amortization	277,512	262,203	5.8 %	234,609	18.3 %
Acquisition and Integration Costs	3,505	5,402	(35.1)%	7,269	(51.8)%
Restructuring and Other Transformation	43,480	47,346	(8.2)%	36,797	18.2 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	16,666	3,366	n/a	(2,074)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	15,722	(5,329)	n/a	(37,795)	(141.6)%
Stock-Based Compensation Expense	21,685	32,147	(32.5)%	44,647	(51.4)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,584	2,669	(3.2)%	2,917	(11.4)%
Adjusted EBITDA	**$705,277**	**$660,379**	**6.8 %**	**$605,051**	**16.6 %**

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Intangible impairments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

8

Full Year Reconciliation of Net Income (Loss) to Adjusted EBITDA (Dollars in thousands) Full Year 2025 Full Year 2024 % Change Net Income (Loss) $152,254 $183,666 (17.1) % Add / (Deduct): Interest Expense, Net 829,335 721,559 14.9 % Provision (Benefit) for Income Taxes 58,934 60,872 (3.2) % Depreciation and Amortization 1,024,435 900,905 13.7 % Acquisition and Integration Costs 19,545 35,842 (45.5) % Restructuring and Other Transformation 195,912 161,359 21.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) 24,641 6,196 n/a Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 118,473 39,159 n/a Stock-Based Compensation Expense 140,280 118,138 18.7 % Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures 10,141 8,684 16.8 % Adjusted EBITDA $2,573,950 $2,236,380 15.1% 9

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2025	Q3 2025	Q/Q % Change	Q4 2024	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.30**	**$0.28**	**7.1 %**	**$0.35**	**(14.3)%**
Add / (Deduct):					
Acquisition and Integration Costs	0.01	0.02	(50.0)%	0.02	(50.0)%
Restructuring and Other Transformation	0.15	0.16	(6.3)%	0.12	25.0 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	0.06	0.01	n/a	(0.01)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.05	(0.02)	n/a	(0.13)	(138.5)%
Stock-Based Compensation Expense	0.07	0.11	(36.4)%	0.15	(53.3)%
Non-Cash Amortization Related to Derivative Instruments	0.01	0.01	—	0.01	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.05)	(0.04)	25.0 %	(0.03)	66.7 %
Income (Loss) Attributable to Noncontrolling Interests	0.01	0.01	—	0.01	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.61**	**$0.54**	**13.0 %**	**$0.50**	**22.0 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters ended December 31, 2025 and 2024 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended December 31, 2025, September 30, 2025 and December 31, 2024 was 13.1%, 14.8%, and 15.6%, respectively.

Adjusted Earnings Per Share, or Adjusted EPS

We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Tax impact of reconciling items and discrete tax items; and (viii) Amortization related to the write-off of certain customer relationship intangible assets. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Figures may not foot due to rounding. The Tax Impact of reconciling Items and discrete tax Items is calculated using the current quarter's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

10

Full Year Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share Full Year 2025 Full Year 2024 % Change Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $0.49 $0.61 (19.7) % Add / (Deduct): Acquisition and Integration Costs 0.07 0.12 (41.7) % Restructuring and Other Transformation 0.66 0.54 22.2 % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) 0.08 0.02 n/a Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 0.40 0.13 n/a Stock-Based Compensation Expense 0.47 0.40 17.5 % Non-Cash Amortization Related to Derivative Instruments 0.06 0.06 — Tax Impact of Reconciling Items and Discrete Tax Items (1) (0.12) (0.12) — Income (Loss) Attributable to Noncontrolling Interests 0.03 0.01 n/a Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $2.12 $1.77 19.8% (1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the years ended December 31, 2025 and 2024 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the years ended December 31, 2025 and 2024 was 13.1% and 15.6%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment. 11

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q4 2025	Q3 2025	Q/Q % Change	Q4 2024	Y/Y % Change
Net Income (Loss)	**$93,120**	**$86,241**	**8.0 %**	**$105,685**	**(11.9)%**
Add / (Deduct):					
Real Estate Depreciation (1)	111,823	108,405	3.2 %	92,154	21.3 %
Loss (Gain) on Sale of Real Estate, Net of Tax	1,176	194	n/a	(6,614)	(117.8)%
Data Center Lease-Based Intangible Assets Amortization (2)	1,835	1,858	(1.2)%	5,553	(67.0)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	1,589	1,612	(1.4)%	1,855	(14.3)%
FFO (Nareit)	**$209,543**	**$198,310**	**5.7 %**	**$198,633**	**5.5 %**
Add / (Deduct):					
Acquisition and Integration Costs	3,505	5,402	(35.1)%	7,269	(51.8)%
Restructuring and Other Transformation	43,480	47,346	(8.2)%	36,797	18.2 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	15,490	3,168	n/a	5,442	184.6 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	15,722	(5,329)	n/a	(37,795)	(141.6)%
Stock-Based Compensation Expense	21,685	32,147	(32.5)%	44,647	(51.4)%
Non-Cash Amortization Related to Derivative Instruments	4,176	4,176	—	4,176	—
Real Estate Financing Lease Depreciation	3,274	3,276	—	3,221	1.6 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(16,150)	(11,547)	39.9 %	(9,997)	61.5 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(55)	(58)	(5.2)%	75	(173.3)%
FFO (Normalized)	**$300,670**	**$276,891**	**8.6 %**	**$252,468**	**19.1 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.70	$0.67	4.5 %	$0.67	4.5 %
FFO (Normalized)	$1.01	$0.93	8.6 %	$0.85	18.8 %
Weighted Average Common Shares Outstanding - Basic	295,969	295,771	0.1 %	293,771	0.7 %
Weighted Average Common Shares Outstanding - Diluted	298,380	297,981	0.1 %	297,201	0.4 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles ("FFO (Nareit)"). We calculate our FFO measure, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income) net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; (viii) Tax impact of reconciling items and discrete tax items; (ix) Intangible impairments; and (x) (Income) loss from discontinued operations, net of tax.

FFO (Normalized) per share
FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

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Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Q4 2025	Q3 2025	Q/Q % Change	Q4 2024	Y/Y % Change
FFO (Normalized)	**$300,670**	**$276,891**	**8.6 %**	**$252,468**	**19.1 %**
Add / (Deduct):					
Non-Real Estate Depreciation	83,320	77,774	7.1 %	67,016	24.3 %
Amortization Expense (1)	77,260	70,890	9.0 %	66,665	15.9 %
Amortization of Deferred Financing Costs	8,350	8,760	(4.7)%	6,671	25.2 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,683	1,492	12.8 %	1,229	36.9 %
Non-Cash Rent Expense (Income)	539	500	7.8 %	4,741	(88.6)%
Reconciliation to Normalized Cash Taxes	565	(1,583)	(135.7)%	5,034	(88.8)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	195	196	(0.5)%	179	8.9 %
Less:					
Recurring Capital Expenditures	42,873	41,604	3.1 %	36,017	19.0 %
AFFO	**$429,709**	**$393,316**	**9.3 %**	**$367,986**	**16.8 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$1.44	$1.32	9.1 %	$1.24	16.1 %
Weighted Average Common Shares Outstanding - Basic	295,969	295,771	0.1 %	293,771	0.7 %
Weighted Average Common Shares Outstanding - Diluted	298,380	297,981	0.1 %	297,201	0.4 %

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

Adjusted Funds From Operations, or AFFO

We define adjusted funds from operations ("AFFO") as FFO (Normalized) (1) excluding (i) Non-cash rent expense (income), (ii) Depreciation on non-real estate assets, (iii) Amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer and supplier relationships, capitalized commissions and other intangibles, (iv) Amortization of deferred financing costs and debt discount/premium, (v) Revenue reduction associated with amortization of customer inducements and above- and below-market data center leases and (vi) The impact of reconciling to normalized cash taxes and (2) including Recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share

AFFO divided by weighted average fully-diluted shares outstanding.

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Full Year Reconciliation of Net Income (Loss) to FFO and AFFO (Dollars in thousands, except per-share data) Full Year 2025 Full Year 2024 % Change Net Income (Loss) $152,254 $183,666 (17.1) % Add / (Deduct): Real Estate Depreciation (1) 421,561 367,362 14.8% (Gain) Loss on Sale of Real Estate, Net of Tax (3,299) (6,698) (50.7) % Data Center Lease-Based Intangible Assets Amortization (2) 7,395 22,304 (66.8) % Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures 6,264 4,830 29.7 % FFO (Nareit) $584,175 $571,464 2.2 % Add / (Deduct): Acquisition and Integration Costs 19,545 35,842 (45.5) % Restructuring and Other Transformation 195,912 161,359 21.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) 27,759 14,025 97.9 % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 118,473 39,159 n/a Stock-Based Compensation Expense 140,280 118,138 18.7 % Non-Cash Amortization Related to Derivative Instruments 16,705 16,705 — Real Estate Financing Lease Depreciation 13,124 13,135 (0.1) % Tax Impact of Reconciling Items and Discrete Tax Items (3) (35,757) (37,248) (4.0) % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures (296) (17) n/a FFO (Normalized) $1,079,920 $932,562 15.8 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $1.96 $1.93 1.6 % FFO (Normalized) $3.63 $3.15 15.2 % Weighted Average Common Shares Outstanding - Basic 295,403 293,365 0.7 % Weighted Average Common Shares Outstanding - Diluted 297,816 296,234 0.5% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items. 14

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO (continued) (Dollars in thousands, except per-share data) Full Year 2025 Full Year 2024 % Change FFO (Normalized) $1,079,920 $932,562 15.8 % Add / (Deduct): Non-Real Estate Depreciation 296,200 248,799 19.1 % Amortization Expense (1) 286,155 249,305 14.8 % Amortization of Deferred Financing Costs 32,769 25,580 28.1 % Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases 6,151 5,347 15.0 % Non-Cash Rent Expense (Income) 5,047 19,042 (73.5) % Reconciliation to Normalized Cash Taxes (18,474) 6,248 n/a Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures 756 724 4.4 % Less: Recurring Capital Expenditures 147,354 143,067 3.0 % AFFO $1,541,170 $1,344,540 14.6 % Per Share Amounts (Fully Diluted Shares): AFFO Per Share $5.17 $4.54 13.9 % Weighted Average Common Shares Outstanding - Basic 295,403 293,365 0.7 % Weighted Average Common Shares Outstanding - Diluted 297,816 296,234 0.5% (1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles. 15